                         Notice Of Guaranteed Delivery

                        To Tender Shares Of Common Stock
                                       of

                           TD Waterhouse Group, Inc.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Amended Offer (as defined below) (i) if certificates evidencing Shares (as defined below) are not immediately available,
(ii) if the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) if time will not permit all required documents to reach Mellon Investor Services LLC (the "Depositary") or CIBC Mellon Trust Company, as the Canadian Forwarding Agent, on or prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See "The Tender Offer -- Section 3. Procedures for Tendering Shares" in the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                          MELLON INVESTOR SERVICES LLC

             BY MAIL                      BY OVERNIGHT COURIER                     BY HAND
    Reorganization Department          Reorganization Department          Reorganization Department
          P.O. Box 3301                    85 Challenger Road              120 Broadway, 13th Floor
South Hackensack, New Jersey 07606         Mail Stop -- Reorg              New York, New York 10271
                                      Ridgefield Park, New Jersey
                                                 07660

                           BY FACSIMILE TRANSMISSION
                        (FOR ELIGIBLE INSTITUTIONS ONLY)

                                 (201) 296-4293

                         CONFIRM FACSIMILE BY TELEPHONE
                                 (201) 296-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER
           OTHER THAN ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
                          DELIVERY TO THE DEPOSITARY.

   THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO
BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH
    SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE
                  SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE
   TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE (AS DEFINED IN THE OFFER TO PURCHASE) AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN
                 A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to TD Waterhouse Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of The Toronto-Dominion Bank, a Canadian chartered bank, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 17, 2001, as amended (the "Offer to Purchase") as amended and supplemented by the Supplement to the Offer to Purchase, dated October 31, 2001 (the "Supplement") and the related revised Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Amended Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.01 per share (the "Shares"), of TD Waterhouse Group, Inc. (the "Company"), a Delaware corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.


Signature(s):                                         Address(es):
-----------------------------------------------       --------------------------------------------
-----------------------------------------------       -----------------------------------------------
                                                      -----------------------------------------------
Name(s) of Record Holders:                            -----------------------------------------------
-----------------------------------------------       ZIP CODE
-----------------------------------------------       Area Code and Tel. No.(s):
PLEASE TYPE OR PRINT                                  -----------------------------------------------
Number of Shares:                                     Check box if Shares will be tendered by
-----------------------------------------------       book-entry transfer: [ ]
Certificate No(s). (if available):
-----------------------------------------------       Account Number:
-----------------------------------------------       --------------------------------------
                                                      Check box if Shares will be tendered by
Dated:                                                book-entry transfer: [ ]
-----------------------------------------------
                                                      Account Number:
                                                      --------------------------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.


Name of Firm: -----------------------------------------     Authorized Signature: ----------------------------------

Address:                                                    Name: --------------------------------------------------
  ------------------------------------------------                 PLEASE PRINT
--------------------------------------------------------    Title:
  ZIP CODE                                                  ----------------------------------------------------
Area Code and Tel No.: -------------------------------      Dated:
                                                            --------------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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